EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK5 2023-5YR10 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, BellOak, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer, Agentic Services Company LP, as Special Servicer for the 9950 Woodloch Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 9950 Woodloch Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 9950 Woodloch Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 9950 Woodloch Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 9950 Woodloch Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Baybrook Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Baybrook Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Baybrook Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Baybrook Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Baybrook Mall Mortgage Loan, CoreLogic Solutions, LLC, as Operating Advisor for the Baybrook Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Piazza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Piazza Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Piazza Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Piazza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Piazza Mortgage Loan, CoreLogic Solutions, LLC, as Operating Advisor for The Piazza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Culver Collection Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Culver Collection Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Culver Collection Mortgage Loan, Citibank, N.A., as Custodian for the Culver Collection Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Culver Collection Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bronx Terminal Market Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bronx Terminal Market Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Bronx Terminal Market Mortgage Loan, Citibank, N.A., as Custodian for the Bronx Terminal Market Mortgage Loan and Pentalpha Surveillance LLC, as Operating Advisor for the Bronx Terminal Market Mortgage Loan.

Dated: March 19, 2025

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)